TRANSFER OF MAJORITY OWNERSHIP AND CONTROL OF CORPORATION

This Agreement is made this 11th day of January, 2019 by and between EARTH SCIENCE TECH, , a Nevada corporation, (hereinafter referred to as "EST") the principal office of which is located at 8000 NW31st Street, Unit 19, Doral, Florida 33122 and KANNABIDIOID INC., a Florida corporation, (hereinafter referred to as ("KBD") the principal office of which is located at 8000 NW 31st Street, Unit 19, Doral, Florida 33122, AARON DECKER, an individual and DERRICK WEST, an individual, (hereinafter referred to as "D&W") has been prepared and executed to establish that:

WHEREAS, EST is in the business of producing and marketing CBD and CBD-related products domestically and throughout the world; and

WHEREAS, KBD is a corporate subsidiary of EST which is specifically devoted to the formulation of CBD-related recreational consumer products and the advancement of science and technology related thereto; and

WHEREAS, D&W are individuals with specific skills, talents and aspirations regarding the business of KBD and the ability to both fund and operate KBD creatively and profitably; and

WHEREAS, the parties have accordingly made certain agreements relative to the disposition of KBD and for the exploitation of KBD's potential as more particularly set forth below;

NOW, THEREFORE, in consideration of the mutual promises herein set forth, and a symbolic exchange of $10.00 in specie it is agreed as follows:

1. Transfer Parameters:

Upon execution of this agreement EST will transfer, set over and assign to D&W 95% of all of the issued and outstanding shares of stock in and to KBD and the resignations of any and all present officers and directors. The latter shall include a statement of such officers and directors that they are not owed and do not claim any obligations of any kind of or from KBD and do not know of any obligation of any nature not disclosed in the books and records of the company to be delivered. The transfer shall place D&W or their corporate nominee in full control of KBD for all purposes, subject to their undertaking aggressively and assiduously to pursue the growth of KBD's business and to maximize its customer base, product line and profitability. It is understood that the corporate charter of KBD is intended to be re-established in the State of Virginia.

2. Consideration/Retention of Interest:

Due to the importance and severity, further explanation of an "Audit" needs to be established upfront. Clarification of what documents will be considered acceptable and expected. After discussing this with Nick Tabraue (President/Chairman of Earth Science Tech) we agreed bank statements and invoices would suffice for an Audit if requested.

EST's retained 5% interest shall entitle it, unconditionally, to receive 5% of gross earnings on a monthly basis. "Gross earnings" shall be computed on the basis of accepted and regular accounting practices and principles uniformly and un-prejudicially applied. EST shall have the right, on request, to audit the records of D&W to confirm the accuracy of calculations and remittances. Any discrepancy in excess of 5% shall entitle EST to be compensated for the cost of the audit or inspection. Bank statements and invoices shall be sufficient for audit purposes unless the auditing agency, in their reasonable judgment shall determine that further verification is called for.

3. Rationale Expressed:

The business considerations underlying and informing this agreement are as follows and shall govern performance: EST has created the brand "Kannabidioid" for recreational CBD-related and/or enhanced products. It has certain formulas relating to the products and very limited inventory. It does not have at the present time the practical ability to exploit the brand and the prospects it presents in an effective way. D&W have the experience, the acumen, the capital and the willingness to undertake the development of the brand which they have agreed to do for a 95% interest in the corporation. EST is satisfied, in reliance on the undertaking of D&W to do all things reasonably possible to achieve market penetration and profitability, to effect the transfer of ownership.

4. Labeling:

All products manufactured and distributed by D&W, under any name, label or brand, shall include the following legend: "CBD derived by ETST".

5. Assets and Dispensations Included:

Transfer shall include all assets of the corporation including, without intending any limitation of the generality of the foregoing, all sales and receipt information, all vendor and supplier information, all research and development information and any and all strategic plans, strategies and/or product concepts developed to date. This shall not require divulging information which relates solely or primarily to EST and is of a confidential nature.

6. Re-evaluation:

By the review date (6 months after product launch) D&W shall provide accurate and complete data reflecting the gross amount of product sales through such date and the amount actually invested by them in product advancement. The latter amount shall not include wages, salaries or other distributions to employees and/or principals constituting compensation, nor general overhead. It shall reflect moneys invested in research, promotion and development and sales inducements. If such amount shall not equal or exceed $20,000.00, EST shall have the option of repealing the exclusivity of D&W with respect to its CBD products and may produce and distribute same at its discretion so long as it uses no name therefor which implies, suggests or denotes any connection with "KBD" or any other name employed by D&W in connection with the CBD business.

7. Purpose

The object and purpose of this enterprise, as stated above, is to bring all elements together and to bear that are reasonably necessary for the operation and management of KBD; to render KBD successful through the infusion of capital, management and creativity to be provided by W&D.

8. Special Actions/Approval Requirements

The following actions shall require, under any circumstances, unanimous and mutual approval of EST by resolution of its Board of Directors to wit:

a. A merger or consolidation of KBD with any other entity;
b. The sale transfer or other disposition of all or substantially all of the assets of KBD.
c. Filing of bankruptcy of KBD or any comparable proceeding predicated on insolvency, reorganization, recapitalization or disposition of creditors;

9. Miscellaneous.

9.1 Rights of Parties to Engage in Other Business Ventures. Nothing in this agreement shall be deemed to prohibit a party from engaging in owning any interest in any other business venture or activity notwithstanding same may be deemed competitive.

9.2 Notices. Notice under this agreement shall be in writing and shall be deemed given when received by the party to be notified whether given in person, by mail, by courier or by telecopier at the address for each party set forth above. A party may change its address or telecopier number at any time by notice to the other parties.

9.3 Severability. If any provision of this agreement (or portion thereof) or the application of such provision (or portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable, the remainder of this agreement, or the application of such provision (or portion thereof) to any person or circumstance, other than those to which it is held invalid, illegal or unenforceable, shall not be affected.

9.4 Remedies Not Exclusive. Anything in this agreement to the contrary notwithstanding, the remedies set forth in this agreement shall not be deemed exclusive of any other remedies that any party thereto may have in connection with this agreement or the breach thereof by any other party.

9.5 Entire Agreement. This agreement contains the entire understanding between the parties concerning the Joint Enterprise and supersedes any prior or contemporaneous agreements between them, written or oral, with respect to the same subject matter.

9.6 Execution in Counterparts. This agreement may be executed in counterparts and shall be binding upon each party executing this or any counterpart.

9.7 Binding Effect. This agreement shall be bind upon and inure to the benefit of each of the parties and their respective successors and permitted assigns.

9.8 Interpretation of Syntax and Headings. All references made and pronouns used in this agreement shall be construed in the singular or plural, and in such gender, as the sense and circumstances require. Section headings appearing in this agreement are for convenience of the reader; and shall not be deemed to modify, limit or define the scope or substance of the provisions they introduce, nor shall they be used in construing the intent or effect of such provisions.

9.9 Article and Section References. Except as otherwise indicated, all references to articles or sections shall refer to articles or sections (or subsections), as the case may be, of this agreement.

9.10 Saturday, Sunday or Holiday. If any date upon which an action or a transaction shall take place falls on Saturday, Sunday or a legal holiday, then the action or transaction shall take place on the first business day immediately following that date.

9.11 Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Virginia in the United States of America.

IN WITNESS WHEREOF, each of the parties has executed this agreement as of the dated indicated above.

Date: 1/11/19

EARTH SCIENCE TECH, INC.

[signature]

By: NICHOLAS TABRAUE, President

Date: 1/11/19

KANNABIDIOID, INC.

[signature]

By: NICHOLAS TABRAUE, President

Date: 1/11/2019

[signature]

AARON DECKER

Date: 1/11/19

Derrick West

DERRICK WEST